UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2022

Aspira Women’s Health Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34810	33-0595156
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12117 Bee Caves Road, Building Three, Suite 100, Austin, Texas	78738
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (512) 519-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AWH	The Nasdaq Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 29, 2022, Aspira Women’s Health Inc. (the “Company”) received a written notice (the “Notice”) from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market (“Nasdaq”) that the Company has been granted an additional 180 calendar days, or until May 29, 2023 (as the first trading day following such period), to regain compliance with the minimum closing bid price of $1.00 per share, as is required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”).

As the Company previously reported on that certain Current Report on Form 8-K filed on June 2, 2022 with the U.S. Securities and Exchange Commission, on June 1, 2022, the Company received a deficiency letter (the “Initial Notice”) from the Staff notifying the Company that, for the preceding 30 consecutive business days, the Company had not been in compliance with the Bid Price Requirement. In accordance with Nasdaq rules, the Company was provided an initial period of 180 calendar days, or until November 28, 2022 (the “Initial Compliance Date”), to regain compliance with the Bid Price Requirement. The Initial Notice also provided that the Company may be eligible for an additional 180 calendar day compliance period if it provided a written notice to Nasdaq of its intent to cure such deficiency.

As the Company did not regain compliance with the Bid Price Requirement by the Initial Compliance Date, the Company applied for an extension of the cure period, as permitted under the Initial Notice. The Staff granted the Company such extension of the cure period because (i) the Company has indicated that, to the extent necessary, it intends to cure the deficiency by effecting a reverse stock split and (ii) the Company meets the continued listing requirement for the market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Bid Price Requirement.

According to the Notice, if at any time before May 29, 2023 the closing bid price for the Company’s common stock is at least $1.00 per share for a minimum of 10 consecutive business days (or in excess of ten consecutive business days, if determined at the discretion of the Staff in accordance with Nasdaq Listing Rule 5810(c)(3)), the Staff will provide written confirmation of compliance with the Bid Price Requirement and the common stock will continue to be eligible for listing on The Nasdaq Capital Market.

If the Company does not regain compliance with the Bid Price Requirement by May 29, 2023, the Staff will provide a written notification to the Company that its common stock will be subject to delisting. At that time, the Company may appeal the Staff’s delisting determination to a Nasdaq Hearing Panel (the “Panel”). The Company expects that its common stock would remain listed pending the Panel’s decision. There can be no assurance that the Company will regain compliance or otherwise maintain compliance with any of the other listing requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPIRA WOMEN’S HEALTH INC.

Date: December 2, 2022	By:	/s/ Marlene McLennan
Marlene McLennan
Interim Chief Financial Officer